                                                         Registration No. 333-[]
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CENDANT CORPORATION


             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-0918165

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                      (I.R.S. Employer Identification No.)

                 9 West 57/th/ Street, New York, New York 10019

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               (Address of Principal Executive Offices) (Zip Code)



                   Cheap Tickets, Inc. 1997 Stock Option Plan
       Cheap Tickets, Inc. Amended and Restated 1999 Stock Incentive Plan
 -------------------------------------------------------------------------------
                              (Full Title of Plan)

                             JAMES E. BUCKMAN, ESQ.
                        Vice Chairman and General Counsel
                               Cendant Corporation
                              9 West 57/th/ Street
                            New York, New York 10019
                     Tel: (212) 413-1800 Fax: (212) 413-1922

                                   Copies to:
                               ERIC J. BOCK, ESQ.
               Senior Vice President, Law and Corporate Secretary
                               Cendant Corporation
                              9 West 57/th/ Street
                            New York, New York 10019
                     Tel: (212) 413-1800 Fax: (212) 413-1922

 -------------------------------------------------------------------------------
  (Name, Address, Telephone Number, Including Area Code, of Agent For Service)


Approximate date of commencement of the proposed sale to employees: from time to time following the effective date of this Registration Statement and the effective time of the merger of Cheap Tickets, Inc. with a wholly owned subsidiary of Cendant Corporation.

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
       Title Of                                   Proposed Maximum       Proposed Maximum
   Securities To Be          Amount To Be        Offering Price Per     Aggregate Offering           Amount Of
      Registered             Registered/1/           Obligation              Price/2/            Registration Fee/3/
------------------------------------------------------------------------------------------------------------------------
     Common Stock,             3,800,000               $12.15             $ 46,170,000              $11,542.50
     $.01 par value,
     of the series
     designated CD
     Common Stock

------------------------------------------------------------------------------------------------------------------------

/1/ 300,000 shares under the 1997 Stock Option Plan and 3,500,000 shares under the 1999 Stock Incentive Plan.

/2/  Estimated solely for the purpose of determining the registration fee.

/3/ The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale price of the Company Common Stock, as reported on the New York Stock Exchange on October 8, 2001.



__________________________________________

                                Explanatory Note

         This Registration Statement on Form S-8 relates to up to 3,800,000 shares of common stock, par value $.01 per share of Cendant Corporation (the "Company"), of the series designated CD Stock, issuable pursuant to the Cheap Tickets, Inc. 1997 Stock Option Plan and the Cheap Tickets, Inc. Amended and Restated 1999 Stock Incentive Plan.

         On October 9, 2001, Diamondhead Acquisition Corporation. ("Merger Sub"), a wholly owned subsidiary of the Company, merged (the "Merger") with and into Cheap Tickets, Inc. ("CTIX") pursuant to an Agreement and Plan of Merger, dated as of August 13, 2001, as amended (the "Merger Agreement"), among the Company, Merger Sub and CTIX. At the time the Merger was consummated (the "Effective Time"), among other things, each share of common stock, par value $.001 per share, of CTIX (the "CTIX Common Stock") was converted into $16.50 in cash, without interest thereon. Pursuant to the Merger Agreement, options for shares of CTIX Common Stock issuable under the Plans granted prior to the Effective Time are now issuable for shares of CD Common Stock. CD Common Stock is substituted for CTIX Common Stock under the Plans, in accordance with the terms of the Merger Agreement.

                                     PART I
                  INFORMATION REQUIRED IN THE 10 (a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to all participants in the Plans as specified by Rule 428(b) (1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectuses (the "Prospectuses") that meet the requirements of Section 10(a) of the Securities Act relating to the Plans.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The SEC allows us to "incorporate by reference" the information we file with them, which means:

         . incorporated documents are considered part of this Registration
           Statement and the Prospectuses,

         . we can disclose important information to you by referring you to those documents,

         . information that we file with the SEC will automatically update this Registration Statement and update and/or supersede the Prospectuses, and

         . any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectuses shall be deemed to be modified or superseded for the purposes of this Registration Statement and the Prospectuses to the extent that a statement contained in the Registration Statement or the Prospectuses or in any subsequently filed document that also is or is deemed to be incorporated by reference in the Registration Statement or the Prospectuses modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectuses.

      We incorporate by reference the documents listed below that we filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):


      . Our Annual Report on Form 10-K/A for the year ended December 31, 2000
        (filed on July 3, 2001).

      . Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001
        (filed on August 14, 2001); our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001 (filed on July 3, 2001).

      . Our Current Reports on Form 8-K dated January 9, 2001, January 18, 2001,
        February 7, 2001 (filed on February 8, 2001), February 8, 2001, February 20, 2001, March 1, 2001 (filed on March 9, 2001), March 12, 2001, April
        2, 2001 (filed on April 3, 2001), April 18, 2001 (filed on April 19,
        2001), April 18, 2001 (filed on April 19, 2001), May 2, 2001, May 4,
        2001, May 10, 2001 (filed on May 11, 2001), May 24, 2001 (filed on May
        25, 2001), June 13, 2001 (filed on June 15, 2001), June 15, 2001 (filed on June 18, 2001), July 2, 2001 (filed on July 3, 2001), July 10, 2001,
        July 18, 2001 (filed on July 19, 2001), July 19, 2001, July 23, 2001,
        July 30, 2001 (filed on July 31, 2001), July 31, 2001 (filed on August 1, 2001), August 1, 2001 (filed on August 2, 2001), August 13, 2001 filed on August 16, 2001), August 24, 2001 (filed on August 27, 2001), August 28, 2001 (filed on August 30, 2001) and September 28, 2001
        (filed on October 2, 2001).

      . Our Current Reports on Form 8-K/A dated January 19, 2001, March 21, 2001 and July 23, 2001 (filed July 24, 2001).

      . Our Proxy Statement on Schedule 14A dated February 10, 2000 (filed on
        February 11, 2000) that includes a description of CD Common Stock, including any amendments or reports filed for the purpose of updating such description.

      . All documents subsequently filed by the Company pursuant to Sections
        13(a), 13 (c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

              Investor Relations
              Cendant Corporation
              9 West 57/th/ Street
              New York, New York 10019
              Telephone: (212) 413-1833

Item 4.    Description of Securities.

         Not Applicable


Item 5.    Interests of Named Experts and Counsel.

         Eric J. Bock, Esq. has rendered an opinion on the validity of the securities being registered under the Plan pursuant to this Registration Statement. Mr. Bock is a Senior Vice President, Law of the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. Bock holds shares of common stock of the Company and options to acquire shares of common stock of the Company.

Item 6.    Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

         The Company's By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the GCL.

         As permitted by Section 102 (b) (7) of the GCL, the Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

         The Company has also agreed to indemnify certain predecessor auditors for the payment of certain costs and expenses incurred as a result of the consent of such auditor to the inclusion of its audit reports on the Company's past financial statements in this Registration Statement.

Item 7.    Exemption From Registration Claimed.

         Not Applicable.

Item 8.    Exhibits.

         See the Exhibit Index herein.

Item 9.    Required Undertakings.

         The undersigned Company hereby undertakes:


         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 9th day of October 2001.

                                      CENDANT CORPORATION
                                      (Registrant)


                                      By: /s/ James E. Buckman
                                          --------------------------------
                                          James E. Buckman
                                          Vice Chairman and General Counsel

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. Buckman and Eric J. Bock, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed as of October 9, 2001 by the following persons in the capacities indicated.

                  Name                                    Title
                  ----                                    -----

         /s/ Henry R. Silverman             Chairman of the Board,
         ----------------------             President, Chief Executive
         Henry R. Silverman                 Officer and Director
                                            (Principal Executive Officer)


         /s/ James E. Buckman               Vice Chairman,
         --------------------               General Counsel and Director
         James E. Buckman


         /s/ Stephen P. Holmes              Vice Chairman and Director
         ---------------------
         Stephen P. Holmes

         /s/ Kevin M. Sheehan               Senior Executive Vice President
         --------------------               and Chief Financial Officer
         Kevin M. Sheehan

                  Name                                   Title
                  ----                                   -----

         /s/ Tobia Ippolito                     Executive Vice President,
         ------------------                     Finance and Chief Accounting
         Tobia Ippolito                         Officer


         /s/ Myra J. Biblowit                   Director
         --------------------
         Myra J. Biblowit

         /s/ William S. Cohen                   Director
         --------------------
         The Honorable William S. Cohen

         /s/ Leonard S. Coleman                 Director
         ----------------------
         Leonard S. Coleman

         /s/ Martin L. Edelman                  Director
         ---------------------
         Martin L. Edelman

         /s/ John C. Malone                     Director
         ------------------
         Dr. John C. Malone


         /s/ Cheryl D. Mills                    Director
         -------------------
         Cheryl D. Mills

         /s/ Brian Mulroney                     Director
         ------------------
         The Rt. Hon. Brian Mulroney,
         P.C., LL.D.


         /s/ Robert E. Nederlander              Director
         -------------------------
         Robert E. Nederlander

         /s/ Robert W. Pittman                  Director
         ---------------------
         Robert W. Pittman

         /s/ Sheli Z. Rosenberg                               Director
         ----------------------
         Sheli Z. Rosenberg

         /s/ Robert F. Smith                                  Director
         -------------------
         Robert F. Smith

                                  EXHIBIT INDEX

Exhibit
Number                      Exhibit Description
------                      -------------------

4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's 10-Q/A for the quarterly period ended March 31, 2000 dated July 28, 2000).

4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's 10-Q/A for the quarterly period ended March 31, 2000 dated July 28, 2000).

5.1       Opinion of Eric J. Bock, Esq. (including consent).*

23.1      Consent of Deloitte & Touche LLP, relating to Cendant Corporation.*

23.2      Consent of Deloitte & Touche LLP, relating to Avis Group Holdings,
          Inc.*

23.3      Consent of KPMG LLP, relating to Galileo International, Inc.*

23.4      Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

24.1 Powers of Attorney of certain officers and directors of the Company (included on the signature page of this Registration Statement).



----------------
* Filed herewith